Exhibit 99.2

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EDITED TRANSCRIPT

Q2 2024 LOGICMARK INC EARNINGS CALL

EVENT DATE/TIME: August 13, 2024 / 8:30PM UTC

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August 13, 2024 / 8:30PM UTC, Q2 2024 LogicMark Inc Earnings Call

CORPORATE PARTICIPANTS

●	Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director
●	Mark Archer LogicMark Inc - Chief Financial Officer

CONFERENCE CALL PARTICIPANTS

●	Operator

●	Marla Marin Zacks Investment Research - Analyst

PRESENTATION

Operator

Good afternoon and thank you for participating in today’s second quarter 2024 conference call. Joining me from LogicMark today are Chia-Lin Simmons, Chief Executive Officer; and Mark Archer, Chief Financial Officer.

During this call, management will be making forward-looking statements, including statements that address LogicMark’s expectations for future performance or operational results and anticipated product launches. Forward-looking statements involve risks and other factors that may cause actual results to differ materially from those statements. For more information about these risks, please refer to the risk factors described in LogicMark’s most recently filed annual report on Form 10-K and subsequent reports filed with the SEC as well as LogicMark’s press release that accompanies this call, particularly the cautionary statements in it.

The content of this call contains time-sensitive information that is accurate only as of today, August 13, 2024. Except as required by law, LogicMark disclaims any obligation to publicly update or revise any information to reflect events or circumstances that occurs after this call. It is my pleasure to turn the call over to Chia-Lin Simmons.

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Thank you, Olivia. I’d like to start by congratulating the team for the progress that we’ve made thus far in transforming ourselves to a personal safety company, a solutions provider that meets the needs of a much broader audience of people at various stages and with various needs in their lives.

When I first joined as CEO, we were a hardware company generating one-time revenue from sale of our personal emergency response systems to the government’s veteran’s administration. What we had, and still do have, is a long-standing relationship, meeting the needs of our valued veterans, I knew there was a greater potential. So as the team came together, we laid out our vision for Care Village, a connected care ecosystem that is both reactive and predictive.

For those of you familiar with the technology space, you know that it takes time to upgrade a technology stack. When I arrived, the company’s focus was very narrow, and innovation had stagnated with nothing new introduced since 2015.

Today, we are very different. We had our heads down since mid-2021, focusing on paving the right path to expand our footprint in a much larger personal safety and elder care market. As a result, we have modernized existing products and developed new solutions.

We now offer five PERS solutions that include features such as advanced fall detection, geofencing for memory care, connected cloud and caretaker app support. This also includes the use of big data, sensors, artificial intelligence, and machine learning.

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August 13, 2024 / 8:30PM UTC, Q2 2024 LogicMark Inc Earnings Call

We’ve also introduced a personal safety solution with the Aster safety app, which comes with a Bluetooth button. With our new technology stack, there are now opportunities to expand and add on features that could be tied to a partner’s technology or services, and it also allows us to accommodate white labeling and other opportunities for partnerships. We’ve also been building a strategic intellectual property fence around our Care Village.

Since I arrived at the company in mid-2021, we filed 14 patents. Our newest patent filed this week relates to risk and safety metrics calculation and assessment using sensors and algorithms, which integrate with our PERS and personal safety products and services.

Other patents cover areas such as artificial intelligence, game theory, digital twins, environmental sensing, personalized behavior monitoring and more. So, we’ve built a robust IP portfolio, which is remarkable for a team of our size and in such a short period of time, and this asset will serve as another catalyst to grow sales through potential licensing agreements.

In the months ahead, we’ll be focusing on expanding sales and marketing efforts across all our customer channels, including government, B2C and B2B. I’m proud of the fact that we have been both -- we have both at home and on-the-go solutions at varying price points. And with both reactive and predictive solutions, we now have opportunities for both one-time and recurring revenue solutions with higher margins. I encourage everyone to visit our logicmark.com website and take the product quiz to see which solutions fits your needs.

One of our latest products is the Freedom Alert Mini. It’s sleek, convenient and less than 2 ounces and packed with innovative features. So it’s the perfect on-the-go safety device. It uses patented fall detection, GPS location services, water resistance, and a free caregiver companion app.

The device also supports geofencing, allowing caretakers to establish a predefined area for their loved ones’ safety. This is especially crucial for those with Alzheimer’s or early -- or other forms of dementia who may tend to wander. The Freedom Alert Mini is a monitored device that is iOS or Android compatible and runs on any 4G LTE cellular network and is supported by a 24/7 US- based Care team.

Another one of our products is the Aster safety app, which is a real game changer for personal safety. This turns your smartphone into a personal safety device with 24/7 monitoring, where you can select which friends and family members can follow your jogging route or track your attendance at an event for additional safety support.

Whether you’re a college student on-campus, a loan worker, a real estate agent hosting an open house by yourself, an adventurous senior exploring nature or a caregiver in a sandwich generation, Aster’s innovative features offer unparalleled peace of mind. These are great examples of the work that we have done to expand our product offerings in personal safety and elder care. At this point, I’ll hand over the call to Mark to summarize our financial results, including the recent capital raise that we completed.

Mark Archer LogicMark Inc - Chief Financial Officer

Yeah. Thank you, Chia-Lin. Revenue for the second quarter ended June 30, 2024, was $2.3 million, up slightly compared with the same period last year. A higher average selling price more than offset softness in unit sales.

The gross margin was a more normalized 67% for the three months ended June 30, 2024, down from the 69% for the three months ended in June of 2023. Gross profit in the second quarter of this year was relatively unchanged at $1.6 million compared with $1.6 million in the same period last year.

Total operating expenses for the second quarter were $3.6 million versus $3.9 million last year, a decrease of 6%. Reduced operating expenses were driven by lower spending in product development and technical engineering, partially offset by higher spending in sales, marketing and advertising as the company pivots from developing new products to putting those products in the hands of our customers.

General and administrative costs also fell due to lower recruiting, professional and legal fees. The net loss attributable to common shareholders for the second quarter was $2.1 million compared with a net loss of $2.3 million in the same period last year. On a fully diluted basis, the net loss per share was $0.96 compared with a net loss of $1.83 per share in the prior period.

As of June 30, 2024, our cash balance was $3.0 million. As Chia-Lin referenced, on August 5, we closed on a registered secondary offering priced at the market. Gross proceeds before deducting placement agent fees and estimated offering expenses were approximately $4.5 million. We intend to use the net proceeds from the offering for working capital and general corporate purposes.

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August 13, 2024 / 8:30PM UTC, Q2 2024 LogicMark Inc Earnings Call

We also plan on holding a special meeting of stockholders on October 1, which, among other things, will seek approval for: first, a reverse split of the company’s shares of common and Series C preferred stock, allowing us to regain compliance with Nasdaq’s minimum bid price requirement; as well as, two, approval for the issuance of 20% or more of our shares of common stock in connection with the just completed secondary offering. Shareholders of record as of August 5, 2024, will be entitled to vote. With that, I’d like to open the call up to any questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) M. Marin, Zacks.

Marla Marin Zacks Investment Research - Analyst

Yes. Thank you very much. Sorry. So, I think that you’ve said in the past that the DTC channel is viewed as an important new channel going forward. Can you give us any color on how you see that channel gaining traction? And what your plans are to try to promote sales through DTC?

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Yes. Thank you for the question, Marla. Hope you’re well. So, yes, DTC, I think, is a very important channel for us. And when we talk about DTC, we’re really talking about not just sales from our website or even app store downloads, and sales for our Aster product, but we’re also talking about the work that we’re doing on Amazon.

And for anybody who has ever worked with Amazon, they are a behemoth, and they are not an easy organization to work with often as a corporate entity. And so, we continue to make strides there, reducing our cost, participating in the Amazon programs for shipping to ensure that we actually get products into the hands of the customers as quickly as possible.

And we have now launched our Mini product as well as Guardian 911 product, which is one of our key heritage products on that particular platform as well. So, we will continue to basically promote and look for ways to increase those opportunities.

We also are very focused on working with a number of different D2C ad opportunities, always constantly looking at, of course, increasing the lifetime value, LTV, of the customer and basically doing acquisition as well as possible.

We are a team of start-up people with corporate backgrounds. But in our hearts, we’re sort of startup people, and so our interest has always been to basically deal with acquisition to be nimble, because that’s the size of our company, and to basically acquire customer with as much low cost as we can in a very competitive market.

I think we have to note here that our competitors, Medical Guardian, which is a privately held company, and some of these folks have been in the market D2C for more than 10 years, right? And so, D2C is extremely very, very new for us. And so, we continue to make very good strides along those lines.

Marla Marin Zacks Investment Research - Analyst

Okay. Thank you. And then, one last question, which is about Aster, now you’ve had not a very long timeline, but some time on your belt. Aster represents a new target market, I believe, a new demographic. So, in terms of addressing that demographic going forward, are you thinking that there will be other opportunities to provide services and/or new products for that particular demographic or for the demographics, I should say, that fall outside of your traditional core demographic?

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Yes. It’s -- to be candid, the Aster launch is an exciting one for us. We have been and continue to love the silver tsunami that comes along with our PERS marketplace. There’s nothing -- it’s nothing to see that when one-fourth is -- when your customers make up one-fourth of the US demographic and that’s -- nothing compared to a global like look in terms of how many people are turning 65 and over. And of that 65, one in four falling. So, we continue to be very bullish on the aging silver tsunami market.

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August 13, 2024 / 8:30PM UTC, Q2 2024 LogicMark Inc Earnings Call

But the Aster market really opens us up to a completely new TAM for the company. It really also allows us to do a lot of things that I think are very different in terms of the type of partnerships that we can participate in. The reality is that 66% of Americans are afraid to do outdoor activities.

I’m saddened. I have friends who actually had tickets to go see Taylor Swift in Austria, of all places, and it was canceled. And so, I think that for a lot of people, personal safety is really top of mind for a lot of them from big events like that to going to a festival.

People don’t feel safe anymore.

And so, the Aster product actually opens us up to a marketplace of people. I mean 66% of Americans not feeling good about doing outdoor activities like concerts, events, going jogging. That’s really rather shocking. And so, we think that, that marketplace represents a very solid opportunity for us to grow our pie.

But also this is a market, and the Aster product allows us to also partner in a B2B2C side. And so, you will see us actually talking about partnerships in this category a heck of a lot more in terms of who we could work with to make these products available to business partnerships and distribution partnerships. So, it’s a very exciting spot to be in.

Marla Marin Zacks Investment Research - Analyst

Okay. Thank you very much.

Operator

Thank you. And I’m showing no further questions in the queue at this time. I will now turn the call back over to Chia-Lin for any closing remarks.

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Thank you, Olivia. In summary, I’d like to say that I’m more encouraged than ever about our future prospects. Studies show that the elderly population is living longer and prefer to age in place, and personal safety concerns are at an all-time high.

We’ve made great strides in transforming LogicMark into a supplier of innovative, reactive as well as predictive solutions to improve personal safety and quality of life. This is the right time for us to continue investing in the personal safety and elder care markets. We appreciate the support that all of our stakeholders have provided thus far, and we look forward to keeping you updated on our developments. Thank you.

Operator

Ladies and gentlemen, that does conclude our conference for today. Thank you for your participation. You may now disconnect.

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August 13, 2024 / 8:30PM UTC, Q2 2024 LogicMark Inc Earnings Call

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